SUPPLEMENT TO
AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust 650 Newport Center Drive Newport Beach, California 92660
February 14, 2017 Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, California 92660

RE:		Investments in PIMCO Funds: Private Account Portfolio Series
PIMCO ShortTerm Floating NAV Portfolio IV (the Portfolio)

Dear Sirs:

PIMCO Variable Insurance Trust (the Trust) and Pacific Investment
Management Company LLC (the Adviser) have entered into an Amended and Restated Investment Advisory Contract dated February 23, 2009
(the Contract).

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to reflect that each series of the Trust may invest in shares of the Portfolio.

Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO VARIABLE TRUST


By:

Name:    Henrik Larsen
Title:   Vice President


ACCEPTED:

PACIFIC INVESTMENT COMPANY LLC

By:
Name: Peter Strelow
Title:   Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series PIMCO ShortTerm Floating NAV Portfolio III and PIMCO Funds:
Private Account Portfolio Serie PIMCO  ShortTerm Floating NAV Port

By:
Name: Henrik Larsen
Title:   Vice President

Investment Advisory Contract EXHIBIT A
(as of February 14, 2017)

PIMCO Variable Insurance Trust


Portfolio	Investment Advisory Fee#

PIMCO All Asset Portfolio

PIMCO All Asset All Authority Portfolio PIMCO Balanced Allocation Portfolio

PIMCO  CommodityRealReturn   Strategy  Portfolio

PIMCO Diversified Income Portfolio PIMCO Emerging Markets Bond Portfolio PIMCO Foreign Bond Portfolio (Unhedged)

PIMCO Foreign Bond Portfolio (U.S. DollarHedged)

PIMCO Global Bond Portfolio (Unhedged) PIMCO Global Core Bond (Hedged) Portfolio PIMCO Global Diversified Allocation Portfolio

PIMCO Global MultiAsset Managed Allocation Portfolio

PIMCO High Yield Portfolio PIMCO Income Portfolio

PIMCO LongTerm U.S. Government Portfolio PIMCO Low Duration Portfolio

PIMCO Real Return Portfolio PIMCO ShortTerm Portfolio PIMCO Total
Return Portfolio

PIMCO Unconstrained Bond Portfolio

0.175%
0.20%
0.66%
0.49%
0.45%
0.45%
0.25%
0.25%
0.25%
0.25%
0.45%
0.90%
0.25%
0.25%
0.225%
0.25%
0.25%
0.25%
0.25%
0.60%



# Each Portfolio may invest in shares of PIMCO Funds: Private Account Portfolio Series PIMCO ShortTerm Floating NAY Portfolio III and PIMCO
Funds: Private Account Portfolio Series PIMCO ShortTerm Floating NAY Portfolio IV, each a series of PIMCO Funds (the PAPS ShortTerm Floating NAY Portfolios). The PAPS ShortTerm Floating NAY Portfolios are offered only to series of the Trust (each an Investing Fund ) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS ShortTerm Floating NAY Portfolios, and their whollyowned subsidiaries (if any), do not pay an investment advisory fee to PIMCO.
By investing in a PAPS ShortTerm Floating NAY Portfolio , each Investing Fund agrees that 0.005% of the fee that each Investing Fund is cunently obligated to pay PIMCO, as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS ShortTerm Floating NAY Portfolio, and its whollyowned subsidiary (if any), under the investment advisory contract with PIMCO.